    As filed with the Securities and Exchange Commission on November 5, 1998
                                                 Registration No. 333-_______
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       --------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                       --------

                                HA-LO INDUSTRIES, INC.
                (Exact name of Registrant as specified in its charter)


              ILLINOIS                                  36-3573412
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                                5980 WEST TOUHY AVENUE
                                NILES, ILLINOIS  60714
                                    (847) 647-2300
     (Address, including zip code, and telephone number, including area code, of
                              Registrant's executive offices)

                                         ---------

            HA-LO INDUSTRIES, INC. 1997 STOCK PLAN (AMENDED AND RESTATED)
                               (Full title of the plan)


                                   RICHARD A. MAGID
                               CHIEF OPERATING OFFICER
                                HA-LO INDUSTRIES, INC.
                                5980 WEST TOUHY AVENUE
                                NILES, ILLINOIS  60714
                                    (847) 647-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   With copies to:

                               BARRY J. SHKOLNIK, ESQ.
                               NEAL, GERBER & EISENBERG
                               TWO NORTH LASALLE STREET
                               CHICAGO, ILLINOIS  60602
                                    (312) 269-8000

                                        ------------

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Title of Securities         Amount             Proposed Maximum           Proposed Maximum            Amount of
  to be Registered     to be Registered    Offering Price Per Unit    Aggregate Offering Price     Registration Fee
-------------------------------------------------------------------------------------------------------------------
 Common Stock,
  no par value         3,000,000 shares         $28.219 (1)              $84,657,000.00             $23,535 (2)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on October 30, 1998. Does not reflect an indeterminate number of shares that may be issued as a result of anti-dilution provisions contained in the above-referenced Plan.

(2) This Registration Statement registers additional shares of the Registrant's Common Stock issuable pursuant to the same employee benefit plan, as amended and restated, for which Registration Statement Nos. 333-28361 and 333-48961 are currently effective. Accordingly, pursuant to Instruction E on Form S-8, the registration fee is being paid with respect to the additional securities only.
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

                                     INTRODUCTION


Registration Statement No. 333-28361 was filed with the Securities and Exchange Commission (the "Commission") on June 3, 1997 by HA-LO Industries, Inc. (the "Corporation" or the "Registrant") to register 1,500,000 shares of its common stock, no par value (the "Common Stock"), issuable pursuant to the HA-LO Industries, Inc. 1997 Stock Plan (Restated) (the "Plan"). Registration Statement No. 333-48961 was filed with the Commission on March 31, 1998 to register an additional 1,500,000 shares of Common Stock issuable pursuant to the Plan, as amended and restated. Registration Statement Nos. 333-28361 and 333-48961 are still effective. This Registration Statement is being filed to register 3,000,000 additional shares of the Common Stock issuable by the Corporation pursuant to the Plan, as amended and restated.

     Except as modified hereby, the contents of the Corporation's Registration Statements No. 333-28361 and No. 333-48961 are incorporated herein by reference.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "HA-LO 10-K");

     (b) The portions of the Corporation's Proxy Statement for the Annual Meeting of Shareholders held on June 2, 1998 that have been incorporated by reference into the HA-LO 10-K;

     (c) The portions of the Company's 1998 Annual Report to Shareholders that have been incorporated by reference into the HA-LO 10-K;

     (d)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (e)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;
          and

     (f) The description of the Company's Common Stock contained in the Registration Statement dated October 20, 1992 filed pursuant to
          Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

Exhibit
  No.         Description
-------       -----------

  5.1         Opinion of Neal, Gerber & Eisenberg

 10.1         HA-LO Industries, Inc. 1997 Stock Plan (Amended and Restated)

 23.1         Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1)

 23.2         Consent of Arthur Andersen LLP

 24.1         Powers of Attorney (included in the signature pages hereto)

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 1998.

     HA-LO INDUSTRIES, INC.


     By:  /s/ Lou Weisbach
          ------------------------------------
          Lou Weisbach
          Chairman of the Board, President and Chief Executive Officer



     We, the undersigned officers and directors of HA-LO Industries, Inc., hereby severally constitute Lou Weisbach, Richard A. Magid and Barry J. Shkolnik, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally to do all such things in our name and behalf in such capacities to enable HA-LO Industries, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such documents.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 5, 1998 by the following persons in the capacities indicated.


   SIGNATURE                         TITLE
   ---------                         -----

   /s/ Lou Weisbach                  Chairman of the Board, President and Chief
   ----------------------------      Executive Officer
   Lou Weisbach                      (Principal Executive Officer)


   /s/ Linden D. Nelson              Vice Chairman
   ----------------------------
   Linden D. Nelson


   /s/ Richard A. Magid              Chief Operating Officer, Director
   ----------------------------
   Richard A. Magid


   /s/ David C. Robbins              Executive Vice President, Director
   ----------------------------
   David C. Robbins

   /s/ Gregory J. Kilrea             Chief Financial Officer
   ----------------------------      (Principal Financial Officer and
   Gregory J. Kilrea                 Principal Accounting Officer)


   /s/ Robert Sosnick                Director
   ----------------------------
   Robert Sosnick


   /s/ Thomas Herskovits             Director
   ----------------------------
   Thomas Herskovits


   /s/ Jordon R. Katz                Director
   ----------------------------
   Jordon R. Katz


   /s/ Marshall J. Katz              Director
   ----------------------------
   Marshall J. Katz


   /s/ Seymour N. Okner              Director
   ----------------------------
   Seymour N. Okner


   /s/ Neil A. Ramo                  Director
   ----------------------------
   Neil A. Ramo


                                       4